PENNSYLVANIA COMMERCE BANCORP [LOGO]


                                    CONTACTS
                                    --------

Gary L. Nalbandian                                      Mark A. Zody
Chairman/President                                      Chief Financial Officer
                                 (717) 975-5630


                  PENNSYLVANIA COMMERCE BANCORP EARNINGS UP 28%
                  ---------------------------------------------
                              DEPOSITS INCREASE 25%
                              ---------------------

         April 19, 2005- Camp Hill, PA - Pennsylvania Commerce Bancorp, Inc. (NASDAQ National Market Symbol: COBH) parent company of Commerce
Bank/Harrisburg, N.A. reported record earnings and increased deposits, assets and loans for the first quarter of 2005, it was announced today by Gary L. Nalbandian, Chairman of the bank holding company.

                       FIRST QUARTER FINANCIAL HIGHLIGHTS
                                 March 31, 2005

                                                                       %
                                                                  Increase(1)
                                                                  ----------

      * Total Assets:                         $ 1.38 Billion            26%

                                                                  ----------
      * Total Deposits:                       $ 1.17 Billion            25%
                                                                  ----------

                                                                  ----------
      * Total Loans (net):                    $  681 Million            34%
                                                                  ----------

--------------------------------------------------------------------------------

      * Total Revenues:                       $ 15.4 Million            13%

                                                                  ----------
      * Net Income:                           $  2.5 Million            28%
                                                                  ----------


      * Diluted Net Income Per Share:         $ 0.39                     3%


      (1) Compared to First Quarter Ended March 31, 2004

         In commenting on the Company's financial results, Chairman Nalbandian said, "Our strong deposit growth of 25% and exceptional loan growth of 34% have propelled us to $1.4 billion in total assets in only our 20th year of operation.

         Some of our financial highlights were:

          >> Net income increased 28% for the first quarter of 2005 to $2.5 million.

          >> Revenue growth of 13% exceeded expense growth of 10% for the first quarter.

          >> Net interest income grew 11% for the first quarter of 2005. The net interest margin decreased 5 basis points from the previous quarter to 4.07% as caused by the flattening yield curve.

          >> Earnings per share, which rose 3% for the quarter, was impacted by a 25% increase in the number of total shares outstanding as a result of our public stock offering in the fourth quarter of 2004.

          >> Core deposits grew $243 million, or 27%, over the previous 12-month period.

          >> Comparable store core deposits for stores open two years or more grew 21%.

          >> Net loans grew $174 million, or 34%, over the first quarter one year ago.

          >> The Company plans to open 3-4 new stores in 2005, with the first opening scheduled for April 30th at Mt. Zion Road in York.


Income Statement
----------------

                                               Three Months Ended
                                                    March 31
                               -------------------------------------------------
                                                                           %
                                    2005                2004           Increase
                               ---------------- -- --------------- -- ----------
                                   (dollars in thousands, except per share data)

Total Revenues:                 $  15,364           $13,554                13%

Total Expenses:                    11,147            10,117                10

Net Income:                         2,461             1,928                28

Diluted Net Income Per Share:       $0.39             $0.38                 3%

Balance Sheet
--------------


                                03/31/05              03/31/04        % Increase
                            ----------------------------------------------------
                                              (dollars in thousands)

Total Assets:                $  1,377,180        $   1,097,226               26%


Total Loans (net):                681,075              507,156               34


Core Deposits:                  1,132,183              888,832               27


Total Deposits:                 1,172,923              937,217               25


Shareholder Returns
--------------------

                                     As of March 31, 2005
                                     --------------------
                                     Commerce                   S & P Index
                                     --------                   -----------
                     1 Year              19%                         7%
                    5 Years              24%                        -3%
                    10 Years             24%                        11%


Total Deposits
--------------

         The Company's strong growth continues with total deposits at March 31, 2005 reaching $1.2 billion, a $236 million, or 25%, increase over total deposits of $937 million one year ago. The Company considers core deposits as all deposits other than public certificates of deposit and measures comparable store deposit growth as the annual percentage increase in core deposits for branch offices open two years or more.

                    03/31/05        03/31/04          $ Increase    % Increase
                    --------        --------          ----------    ----------
                                       (dollars in thousands)
Core Deposits:    $ 1,132,183     $    888,832         $243,351         27%

Total Deposits:     1,172,923          937,217          235,706         25%

Core Deposits
-------------

         Core deposit growth by type of account is as follows:

                                                                                   1st Qtr 2005            Annual
                                          3/31/2005          3/31/2004            Cost of Funds           Growth %
                                       ----------------   -----------------    ---------------------    -------------
                                                                  (dollars in thousands)
Demand                                    $ 216,587          $ 177,961                0.00%                  22%

Interest Bearing Demand                     421,683            287,467                 1.97                  47

Savings                                     319,081            263,638                 1.23                  21
                                       ----------------   -----------------    ---------------------    -------------
      Subtotal                              957,351            729,066                 1.30                 31%

Time                                        174,832            159,766                 2.71                  9
                                       ----------------   -----------------    ---------------------    -------------
      Total Core Deposits                $1,132,183           $888,832                1.39%                 27%



Net Income and Net Income Per Share
-----------------------------------

         Net income totaled $2.5 million for the first quarter of 2005, up $533,000, or 28%, over net income of $1.9 million as reported for the first quarter of 2004.

         Net income per share on a fully diluted basis for the first quarter was $0.39, a 3% increase over the $0.38 recorded for the same period a year ago. Net income per share for the first quarter of 2005 reflects the impact of an additional 920,000 shares (adjusted for a two-for-one stock split) issued during the fourth quarter of 2004 through a public stock offering and an additional 200,000 shares (adjusted for the two-for-one stock split) issued at the end of the third quarter 2004 through a private placement.

                                          Three Months Ended
                                               March 31
                             ----------------------------------------------
                                                                    %
                                2005             2004           Increase
                             ------------ --- ------------ --- ------------
                               (dollars in thousands, except per share data)


Net Income:                   $  2,461         $  1,928            28%

Diluted Net Income
Per Share:                    $   0.39         $   0.38             3%

Total Revenues
--------------

                                             Three Months Ended
                                                  March 31
                             -------------------------------------------------

                              3/31/2005         3/31/2004          % Increase
                             ------------- --- ------------- --- -------------
                                            (dollars in thousands)
Total Revenues:               $15,364           $ 13,554              13%



         Total revenues (net interest income plus non-interest income) for the first quarter increased $1.8 million to $15.4 million, a 13% increase over the first quarter of 2004. The growth in total revenue resulted from an 11% increase in net interest income and a 24% increase in non-interest income.

Net Interest Income and Net Interest Margin
-------------------------------------------

         Net interest income for the first quarter 2005 of $12.2 million represented an 11% increase over the $11.0 million recorded a year ago. The Company's strong, low-cost core deposit growth fueled volume increases in the level of interest earning assets, which resulted in the increase in net interest income.

         The net interest margin for the first quarter of 2005 was 4.07% compared to 4.42% for the first quarter 2004. The decrease is primarily due to an increase in the Company's cost of deposit funds to 1.46% during the first quarter of 2005 versus 0.92% for the same period in 2004. This is a result of the flattening yield curve, which has occurred during the fourth quarter 2004 and first quarter 2005.


Net Interest Income and Rate/Volume Analysis
--------------------------------------------

         As shown below, the increase in net interest income was due to volume increases in the Company's earning assets, which were fueled by the Company's continued growth of low-cost core deposits.

                                          Net Interest Income
                   -------------------------------------------------------------
     Quarter Ended     Volume          Rate                Total          %
        March 31      Increase        Change             Increase      Increase
--------------------------------   ---------------    --------------------------
                                      (dollars in thousands)

2005 vs. 2004       $      2,416   $     (1,227)       $      1,189          11%

Non-Interest Income
-------------------

         Non-interest income for the first quarter of 2005 increased to $3.2 million from $2.6 million a year ago, a 24% increase. The growth in non-interest income for the first quarter was reflected in increased deposit charges and service fees as more fully depicted below:

                                         Three Months Ended
                                              March 31
                             --------------------------------------------
                                                                  %
                                2005            2004          Increase
                             ----------- --- ----------- --- ------------
                                       (dollars in thousands)

Deposit Charges
& Service Fees                $2,695          $2,241              20%

Other Income                     511             345              48
                             ----------- --- ----------- --- ------------

Total Non-Interest Income     $3,206          $2,586              24%

Non-Interest Expenses
---------------------

         Non-interest expenses for the first quarter of 2005 were $11.1 million, up 10% from $10.1 million a year ago. The increase in non-interest expenses for the first quarter was widespread across all categories. The Company continued to experience positive operating leverage in the first quarter, with revenue growth of 13% exceeding non-interest expense growth of 10%.

Lending
--------

         Loans increased $174 million, or 34%, to $681 million from $507 million a year ago, and the growth was represented across all loan categories.

         The composition of the Company's loan portfolio is as follows:


                                                                     Loan Composition

                                 03/31/05       % of Total        03/31/04      % of Total        $ Increase      % Increase
                                ------------    -----------      -----------    ------------      ------------    -------------
                                                                    (dollars in thousands)

Commercial                      $187,049               27%        $123,137                24%        $63,912              52%

Consumer                         115,429               17           76,310                15          39,119              51

Commercial Real Estate           299,192               43          236,918                46          62,274              26

Residential                       87,757               13           77,310                15          10,447              14
                                ------------    ----------       -----------    ------------      ------------    -------------

 Gross Loans                     689,427              100%         513,675               100%        175,752

 Less:Reserves                    (8,352)                           (6,519)                           (1,833)
                                ------------                     -----------                      ------------
 Net Loans                      $681,075                          $507,156                          $173,919              34%

Asset Quality
-------------

         Asset quality continues to be strong as non-performing assets at March 31, 2005 totaled $1.9 million, or 0.14%, of total assets, versus $1.7 million, or 0.15%, of total assets one year ago. Net charge-offs as a percentage of average loans outstanding for the first quarter were 0.01%, the same as the first three months of last year.

         The Company's asset quality results are highlighted below:

                                                      Three Months Ended
                                                      ------------------
                                                     03/31/05          03/31/04
                                                     --------          --------

Non-Performing Assets/Assets                            0.14%             0.15%
Net Loan Charge-Offs                                    0.01%             0.01%
Loan Loss Reserve/Gross Loans                           1.21%             1.27%
Non-Performing Loan Coverage                             549%              448%
Non-Performing Assets/Capital
     and Reserves                                          2%                3%

Investments
-----------

         The Company's investment portfolio increased by 17%, to $590 million from $504 million one year ago, with 59% of this total in the available for sale portfolio and 41% in the held to maturity portfolio. The portfolio, consisting mainly of high quality U.S. Government agency and mortgage-backed obligations, has a weighted average yield of 5.04% and a current duration of 4.4 years as of March 31, 2005.


Capital
-------

         Stockholder's equity at March 31, 2005 totaled $85.8 million, an increase of $31.9 million, or 59%, over stockholder's equity of $53.9 million at March 31, 2004.Return on average stockholders equity (ROE) for the first quarter is shown in the table below:

                              Return on Equity
                              ----------------
                             Three Months Ended
                             ------------------
                      03/31/05              03/31/04
                      --------              --------

                        11.69%               14.87%

         ROE for the first quarter 2005 reflects the impact of the additional capital raised by the Company during the fourth quarter of 2004.

         The Company's capital ratios at March 31, 2005 were as follows:

                                                         Regulatory Guidelines
                                          Commerce        "Well Capitalized"
                                          --------       ---------------------
         Leverage Ratio                      7.88%                5.00%
         Tier 1                             11.19                 6.00
         Total Capital                      12.12                 10.00


Retail Activities
-----------------

          >> On April 30, 2005, the Company plans to open its 25th branch office, located in York County.

          >> "Same store core deposit growth" at March 31, 2005 was 21% compared to the same period one year ago.

          >> Commerce serves customers in Cumberland, Dauphin, Lebanon, York, and Berks counties.

          >> Commerce Bank/Harrisburg is also a member of "the Commerce Bank Network" led by Commerce Bancorp (NYSE: CBH) in Cherry Hill, N.J.

                FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION

         The Company may from time to time make written or oral "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control).The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan" and similar expressions are intended to identify forward-looking statements.The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rate, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); the impact of the rapid growth of the Company; the Company's dependence on Commerce Bancorp, Inc. to provide various services to the Company; changes in the Company's allowance for loan losses; effect of terrorists attacks and threats of actual war; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

         The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company.



                                                                               9